SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2005

SUMMIT BANK CORPORATION
(Exact name of Registrant as Specified in Charter)

Georgia (State or Other Jurisdiction of Incorporation)	000-21267 (Commission File Number)	58-1722476 (I.R.S. Employer Identification No.)

4360 Chamblee-Dunwoody Road, Atlanta, Georgia 30341
(Address of Principal Executive Offices)

(770) 454-0400
Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 12, 2005, Summit Bank Corporation (“Summit”) announced the execution of an Agreement and Plan of Merger dated December 8, 2005 (the “Agreement”) to acquire Concord Bank, National Association, a national banking association (“Concord”). A copy of the Agreement is attached as Exhibit 2.1, the press release issued by Summit announcing the signing of the Agreement is attached as Exhibit 99.1; and an overview of the transaction is attached as Exhibit 99.2.

Under the terms of the Agreement, which has been approved by the boards of directors of Summit and Concord, Concord will merge with and into Summit’s bank subsidiary, The Summit National Bank. As consideration for the merger, Summit will pay to the holders of Concord’s common stock the sum of $23.7 million in cash.

Consummation of the transactions contemplated by the Agreement is subject to approval by Concord’s shareholders and applicable regulatory authorities. Management anticipates that subject to receipt of all required consents and approvals, the merger will be effected during the first quarter of 2006.

Item 9.01	Financial Statements and Exhibits

Exhibit 2.1 -	Agreement and Plan of Merger among Summit, The Summit National Bank, and Concord, dated December 8, 2005.

Exhibit 99.1 -	Press release dated December 12, 2005.

Exhibit 99.2 -	Transaction overview dated December 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT BANK CORPORATION

DATE: December 12, 2005	By:	/s/ Thomas J. Flournoy
Thomas J. Flournoy
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number
2.1	Agreement and Plan of Merger among Summit, The Summit, Summit National Bank and Concord, dated December 8, 2005.

99.1	Press release dated December 12, 2005.

99.2	Transacion overview dated December 12, 2005.